PURE Bioscience Reports Fiscal 2020 Second Quarter

and Six-Month Financial Results

Update on SDC-Based Antimicrobial Food Safety Solutions

RANCHO CUCAMONGA, CA (March 12, 2020) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal second quarter and six-month period ended January 31, 2020.

Q2: Summary of Results of Operations

●	Revenues for the fiscal second quarter ended January 31, 2020 decreased 11% to $349,000, compared to revenues of $394,000 in the prior year fiscal second quarter. The decrease was attributable to a reduction in sales to one of our distributors.
●	Net loss for the fiscal second quarter in 2020 was ($666,000), compared to a loss of ($1.3 million) for the fiscal second quarter in 2019. Net loss, excluding share-based compensation, for the fiscal second quarter in 2020 was ($577,000), compared to a loss of ($839,000) for the fiscal second quarter in 2019.
●	Net loss per share was ($0.01) for the fiscal second quarter in 2020 compared to ($0.02) for the fiscal second quarters in 2019 and 2018.
●	Gross margin was 59% for both the three months ended January 31, 2020 and January 31, 2019.

Six Months: Summary of Results of Operations

●	Revenues for the six months ended January 31, 2020 decreased 12% to $747,000, compared to revenues of $984,000 for the six months ended January 31, 2019. The decrease was primarily attributable to a reduction in sales to one of our distributors, as well as a reduction in sales of our raw material ingredient, SILVÉRION®.
●	Net loss for the six months ended January 31, 2020 was ($1.8 million), compared to ($3.9 million) for the six months ended January 31, 2019. Net loss, excluding share-based compensation, for the six months ended January 31, 2020 was ($1.2million), compared to ($1.7 million) for the six months ended January 31, 2019.
●	Net loss per share was ($0.02) compared to ($0.05) for the six months ended January 31, 2019 and January 31, 2018.
●	Gross margin was 60% for the six months ended January 31, 2020 compared to 63% for the six months ended January 31, 2019. The decrease in gross margin percentage was primarily attributable to the sale of higher margin formulations and packaging configurations of our products during the six months ended January 31, 2019 compared to the six months ended January 31, 2020.

Business Update

●	PURE Control®

o	SmartWash® Boost: We have continued to collaborate with SmartWash Solutions using PURE Control® as a pretreatment that has revolutionized results on pre-cut iceberg lettuce. With the testing on iceberg nearing completion the focus has been on verification of the efficacy on romaine lettuce which is of immediate and utmost importance to the produce industry as a whole.
o	We are now in five facilities with another multinational produce processor currently using PURE Control to process berries and tomatoes. Rollout into additional facilities is underway.
o	To date, work is ongoing with six additional processors for treatment of herbs, tomatoes, onions, broccoli, cabbage and cut lettuce.

●	PURE® Hard Surface

o	Food Transportation Sanitization: We continue to supply two of the largest food distribution groups and are continuing discussions with additional transportation companies that service restaurant chains, food processors and grocery store chains. In addition, work has begun using our proprietary application technology to sanitize ocean-going containers on export and import.
o	The sales cycle has begun in poultry breeder barns and hatcheries for enhanced environmental control across all species.
o	We have continued working with dairy industry leaders to provide new PURE Hard Surface applications directed at cheese production, spray-drying operations and now wet operations (A Total Dairy Solution). We are now in 15 plants at two large national dairy facilities with evaluations continuing in other locations.

Tom Y. Lee, Chief Executive Officer, said that, “Our revenue for the three and six months ended January 31, 2020, was negatively impacted by a reduction in sales to a large distributor and a year-over-year reduction in sales of our raw material ingredient, SILVÉRION®.

I’m pleased to note that revenue for our fiscal third quarter is off to a record start. However, it is still too soon to tell if we will achieve our goal of cash flow breakeven. Based on customer forecasts and implementation plans we remain confident we will achieve our cash flow goal in the coming months.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2019 and Form 10-Q for the second fiscal quarter ended January 31, 2020. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Ph: 619-596-8600 ext: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2020	July 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$246,000	$398,000
Accounts receivable	156,000	373,000
Inventories, net	141,000	177,000
Restricted cash	75,000	75,000
Prepaid expenses	15,000	18,000
Total current assets	633,000	1,041,000
Property, plant and equipment, net	351,000	362,000
Patents, net	484,000	529,000
Total assets	$1,468,000	$1,932,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$589,000	$553,000
Accrued liabilities	103,000	185,000
Total current liabilities	692,000	738,000
Deferred rent	—	4,000
Total liabilities	692,000	742,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized, 79,994,402 shares issued and outstanding at January 31, 2020, and 76,732,334 shares issued and outstanding at July 31, 2019	800,000	768,000
Additional paid-in capital	125,245,000	123,900,000
Accumulated deficit	(125,269,000)	(123,478,000)
Total stockholders’ equity	776,000	1,190,000
Total liabilities and stockholders’ equity	$1,468,000	$1,932,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Net product sales	$747,000	$984,000	$349,000	$394,000
Operating costs and expenses
Cost of goods sold	298,000	363,000	142,000	160,000
Selling, general and administrative	2,100,000	4,312,000	810,000	1,459,000
Research and development	142,000	164,000	60,000	67,000
Total operating costs and expenses	2,540,000	4,839,000	1,012,000	1,686,000
Loss from operations	(1,793,000)	(3,855,000)	(663,000)	(1,292,000)
Other income (expense)
Interest expense, net	(3,000)	(4,000)	(1,000)	(1,000)
Other income (expense), net	5,000	(3,000)	(2,000)	(3,000)
Total other income (expense)	2,000	(7,000)	(3,000)	(4,000)
Net loss	$(1,791,000)	$(3,862,000)	$(666,000)	$(1,296,000)
Basic and diluted net loss per share	$(0.02)	$(0.05)	$(0.01)	$(0.02)
Shares used in computing basic and diluted net loss per share	78,999,237	71,312,898	79,994,402	71,623,494

PURE Bioscience, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Six Months Ended January 31, 2020					Six Months Ended January 31, 2019
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period	76,732,334	$768,000	$123,900,000	$(123,478,000)	$1,190,000	68,248,158	$683,000	$117,522,000	$(116,924,000)	$1,281,000
Issuance of common stock in private placements, net	2,862,068	28,000	802,000	—	830,000	3,333,964	33,000	1,464,000	—	1,497,000
Share-based compensation expense - stock options	—	—	336,000	—	336,000	—	—	1,247,000	—	1,247,000
Share-based compensation expense - restricted stock units	—	—	211,000	—	211,000	—	—	954,000	—	954,000
Issuance of common stock for vested restricted stock units	400,000	4,000	(4,000)	—	—	131,250	1,000	(1,000)	—	—
Net loss	—	—	—	(1,791,000)	(1,791,000)	—	—	—	(3,862,000)	(3,862,000)
Balances at end of period (Unaudited)	79,994,402	$800,000	$125,245,000	$(125,269,000)	$776,000	71,713,372	$717,000	$121,186,000	$(120,786,000)	$1,117,000

	Three Months Ended January 31, 2020					Three Months Ended January 31, 2019
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period (Unaudited)	79,994,402	$800,000	$125,156,000	$(124,603,000)	$1,353,000	71,582,122	$716,000	$120,730,000	$(119,490,000)	$1,956,000
Share-based compensation expense - stock options	—	—	68,000	—	68,000	—	—	244,000	—	244,000
Share-based compensation expense - restricted stock units	—	—	21,000	—	21,000	—	—	213,000	—	213,000
Issuance of common stock for vested restricted stock units				—		131,250	1,000	(1,000)	—	—
Net loss	—	—	—	(666,000)	(666,000)	—	—	—	(1,296,000)	(1,296,000)
Balances at end of period (Unaudited)	79,994,402	$800,000	$125,245,000	$(125,269,000)	$776,000	71,713,372	$717,000	$121,186,000	$(120,786,000)	$1,117,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	January 31,
	2020	2019
Operating activities
Net loss	$(1,791,000)	$(3,862,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	547,000	2,201,000
Amortization of stock issued for services	4,000	25,000
Depreciation and amortization	100,000	143,000
Interest expense on promissory note	—	1,000
Changes in operating assets and liabilities:
Accounts receivable	217,000	146,000
Inventories	36,000	(8,000)
Prepaid expenses	(1,000)	(16,000)
Accounts payable and accrued liabilities	(46,000)	(128,000)
Deferred rent	(4,000)	(3,000)
Net cash used in operating activities	(938,000)	(1,501,000)
Investing activities
Purchases of property, plant and equipment	(44,000)	(8,000)
Net cash used in investing activities	(44,000)	(8,000)
Financing activities
Net proceeds from the sale of common stock	830,000	993,000
Net cash provided by financing activities	830,000	993,000
Net decrease in cash, cash equivalents, and restricted cash	(152,000)	(516,000)
Cash, cash equivalents, and restricted cash at beginning of period	473,000	926,000
Cash, cash equivalents, and restricted cash at end of period	$321,000	$410,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$246,000	$335,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$321,000	$410,000

Supplemental disclosure of non-cash financing activities
Cash paid for taxes	$2,000	$
Conversion of promissory note and accrued interest from a related party to common stock	$—	$504,000